                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                      AMERICAN COMMUNITY PROPERTIES TRUST
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                 Maryland                                   52-2058165
(STATE OF INCORPORATION OR ORGANIZATION)                 (I.R.S. EMPLOYER
                                                        IDENTIFICATION NO.)


     222 Smallwood Village Center
        St. Charles, Maryland                         20602
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)


     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b

 Title of each class    Name of each exchange on which
 to be so registered    each class is to be registered
 -------------------    ------------------------------
 Common Shares          American Stock Exchange
                        Pacific Stock Exchange

     IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO SECTION 12(b) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(c), CHECK THE FOLLOWING BOX. [X]

     IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO SECTION 12(g) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(d), CHECK THE FOLLOWING BOX. [_]

     SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM
RELATES:

     333-58835

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

     None

Item 1.   Description of Registrant's Securities to be
          Registered
          --------------------------------------------

     The description of the Common Shares contained in the Registration Statement of American Community Properties Trust on Form S-11 under the Securities Act of 1933, Registration No. 333-58835, as amended, is incorporated herein by reference.

Item 2.   Exhibits
          --------

     Not applicable.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                         AMERICAN COMMUNITY PROPERTIES TRUST



                         By:/s/ Francisco Arrivi Cros
                            ----------------------------------
                            Francisco Arrivi Cros
                            Executive Vice President & Treasurer

Date:  August 4, 1998